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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                               January 15, 1997
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                       (Date of earliest event reported)



                First Financial Corporation of Western Maryland
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             (Exact name of registrant as specified in its charter)



Delaware                             0-19837                        52-1700036
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(State or other jurisdiction  (Commission File Number)           (IRS Employer
of incorporation)                                          Identification No.)


118 Baltimore Street, Cumberland, Maryland                               21502
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(Address of principal executive offices)                            (Zip Code)


                                (301) 724-3363
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              (Registrant's telephone number, including area code)


                                Not Applicable
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  (Former name, former address and former fiscal year, if changed since last report)





                               Page 1 of 6 Pages
                        Exhibit Index appears on Page 2
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Item 5.          Other Events

                 On January 15, 1997, First Financial Corporation of Western Maryland (the "Corporation") announced that the Corporation had consolidated net income for the quarter ended December 31, 1996 of $1.2 million or $0.55 per share. Net income for the quarter increased $374,000 or 46.1% as compared to net income of $811,000 or $0.37 per share for the quarter ended December 31, 1995. For the six month period ended December 31, 1996, the Corporation realized consolidated net income of $2.4 million or $1.11 per share before the one-time special Savings Association Insurance Fund ("SAIF") assessment incurred during the first quarter of the fiscal year, as compared to net income of $1.6 million or $0.74 per share for the six month period ended December 31, 1995. Net income for the six months ended December 31, 1996 after the SAIF assessment was $1.2 million or $0.57 per share. A copy of the press release, dated January 15, 1997, is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)     Financial Statements of Business Acquired

                 Not applicable.

         (b)     Pro Forma Financial Information

                 Not applicable.

         (c)     Exhibits

                 (99)     Press release dated January 15, 1997.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  FIRST FINANCIAL CORPORATION
                                  OF WESTERN MARYLAND



Date:  January 21, 1997           By:   /s/William C. Marsh
                                        -----------------------------
                                        William C. Marsh
                                        Executive Vice President and
                                        Chief Financial Officer